Question 7.c)
-------------
Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

								    Is this the
Series								   last filing
Number			Series Name				For this series?
								    (Y or N)

104 		EAGLE MLP STRATEGY FUND					N


* Please refer to the Semi Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the Funds.